UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01.	Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1	Revolving Credit Facility Agreement dated as of March 13, 2023, among Weyerhaeuser Company, as Borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
EXHIBIT 104.	Cover page interactive data file (embedded within the Inline XBRL document)

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On March 13, 2023, Weyerhaeuser Company (“Weyerhaeuser”) entered into a new $1.5 billion five-year senior unsecured Revolving Credit Facility Agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement will expire in March 2028 and replaces Weyerhaeuser’s existing $1.5 billion five-year senior unsecured Revolving Credit Facility Agreement dated as of January 29, 2020, which was due to expire in January 2025. Loans made pursuant to the Credit Agreement may be used for general corporate purposes of Weyerhaeuser, including, but not limited to, for working capital purposes, to refinance or otherwise repay or prepay any indebtedness and to finance acquisitions, stock repurchases and capital expenditures. Borrowings will bear interest at a floating rate based on, at Weyerhaeuser’s option, either the adjusted term SOFR plus a spread or a base rate plus a spread, in each case, with either such spread varying depending upon the credit rating assigned to Weyerhaeuser’s senior unsecured long-term debt from time to time.

Key covenants applicable to Weyerhaeuser under the Credit Agreement include requirements to maintain: a minimum total adjusted shareholders’ equity (as defined in the Credit Agreement) of $3.0 billion; and a funded debt ratio of 65% or less, calculated as set forth in the Credit Agreement as total funded indebtedness divided by total adjusted shareholders’ equity plus total funded indebtedness. The Credit Agreement contains other covenants customary for borrowers with an Investment Grade credit rating. These include covenants that place limitations on Weyerhaeuser’s ability to incur secured debt, enter into certain sale and leaseback transactions, merge or sell all or substantially all of its assets or fundamentally change its business.

The foregoing description of the Credit Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference. The Credit Agreement contains representations and warranties that Weyerhaeuser made to the Lenders as of a specific date. The assertions embodied in those representations and warranties were made solely for purposes of the contractual agreements between the parties to the Credit Agreement and may be subject to important qualifications and limitations to which the parties agreed in connection with negotiating the terms of the Credit Agreement. One or more of these representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as fact. Moreover, one or more of these representations and warranties may not be accurate or complete as of any specified date or may be subject to a contractual standard of materiality different from those generally applicable to investors. For the foregoing reasons, investors should not rely on the representations and warranties as statements or representations of factual information.

Certain of the Lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and general financing and treasury services for Weyerhaeuser, including as an underwriter for one or more public offerings of Weyerhaeuser’s securities, for which they received or will receive customary fees and expenses.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of Section 1 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of Section 2.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description
10.1	Revolving Credit Facility Agreement dated as of March 13, 2023, among Weyerhaeuser Company, as Borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent .
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 15, 2023